Exhibit 3.1

BLOOM ENERGY CORPORATION

RESTATED CERTIFICATE OF INCORPORATION

Bloom Energy Corporation, a Delaware corporation, hereby certifies as follows:

1. The name of this corporation is Bloom Energy Corporation. The corporation was originally incorporated under the name of Ion America Corporation. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 18, 2001.

2. The Restated Certificate of Incorporation of this corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation, as previously amended and/or restated, has been duly adopted by this corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, with the approval of this corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: , 2018	Bloom Energy Corporation

By:
	Name:	KR Sridhar
	Title:	Chief Executive Officer

EXHIBIT A

BLOOM ENERGY CORPORATION

RESTATED CERTIFICATE OF INCORPORATION

ARTICLE I: NAME

The name of this corporation is Bloom Energy Corporation (the “Company”).

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III: PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV: AUTHORIZED STOCK

1.	Total Authorized.

1.1. The total number of shares of all classes of stock that the Company has authority to issue is 1,210,000,000 shares, consisting of three classes: 600,000,000 shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), 600,000,000 shares of Class B Common Stock, $0.0001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), and 10,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).

1.2. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the votes represented by all outstanding shares of capital stock of the Company entitled to vote (on an as-converted basis) voting together as a single class without a separate class vote of the holders of the Class A Common Stock as permitted by Section 242(b)(2) of the General Corporation Law.

2.	Preferred Stock.

2.1. The Company’s Board of Directors (“Board of Directors”) is authorized, subject to any limitations prescribed by the law of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law (“Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.

2.2. Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

3.	Rights of Class A Common Stock and Class B Common Stock.

3.1. Equal Status. Except as otherwise provided in this Restated Certificate of Incorporation, shares of Class A Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to shares of Class B Common Stock (including, without limitation, as to dividends and distributions; upon any liquidation, dissolution or winding up of the Company, and in the event of any merger or consolidation involving the Company).

3.2. Voting Rights and Powers. Except as otherwise expressly provided by this Restated Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Company, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company (the “Bylaws”) and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by law, holders of shares of Class A Common Stock and Class B Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock). Except as otherwise expressly provided herein or provided by law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.

3.3. Dividends and Distribution Rights. Subject to the preferential rights of holders of all classes or series of stock at the time outstanding having prior rights as to dividends, (i) the holders of the Class A Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets or funds of the Company legally available therefor, the same dividend per share and in the same form as may be declared from time to time by the Board with respect to the Class B Common Stock, and no dividend shall be declared or paid on shares of the Class B Common Stock unless the same dividend per share and in the same form with the same record date and payment date shall be declared or paid on the shares of Class A Common Stock; provided, however, that dividends payable in shares of Class B Common Stock; rights to acquire shares of Class B Common Stock; securities convertible into or exercisable or exchangeable for shares of Class B Common Stock; or rights to acquire such convertible, exercisable, or exchangeable securities may be declared and paid to the holders of the Class B Common Stock without the same dividend being declared and paid to the holders of the Class A Common Stock but if and only if a dividend payable in shares of Class A Common Stock; rights to acquire shares of Class A Common Stock; securities convertible into or exercisable or exchangeable for shares of Class A Common Stock; or rights to acquire such convertible, exercisable, or exchangeable securities (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class B Common Stock shall also be declared and paid to the holders of Class A Common Stock and (ii) the holders of the Class B Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets or funds of the Company legally available therefor, the same dividend per share in in the same form as may be declared from time to time by the Board with respect to the Class A Common Stock, and no dividend shall be declared or paid on shares of the Class A Common Stock unless the same dividend per share and in the same form with the same record date and payment date shall be declared or paid on the shares of Class B Common Stock; provided, however, that dividends payable in shares of Class A Common Stock, rights to acquire shares of Class A Common Stock, securities convertible into or exercisable or exchangeable for shares of Class A Common Stock, or rights to acquire such convertible, exercisable, or exchangeable securities may be declared and paid to the holders of the Class A Common Stock without the same dividend being declared and paid to the holders of the Class B Common Stock but if and only if a dividend payable in shares of Class B Common Stock, rights to acquire shares of Class B Common Stock, securities convertible into or exercisable or exchangeable for shares of Class B Common Stock, or rights to acquire such convertible, exercisable, or exchangeable securities (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class A Common Stock shall be declared and paid to the holders of Class B Common Stock. Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and at least 80% of the outstanding shares of Class B Common Stock, each voting separately as a class.

3.4. Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and at least 80% of the outstanding shares of Class B Common Stock, each voting separately as a class.

3.5. Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Company available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

3.6. Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the merger or consolidation of the Company with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share Class B Common Stock have ten times the voting power of any securities distributed to the holder of a share of Class A Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and at least 80% of the outstanding shares of Class B Common Stock, each voting separately as a class.

ARTICLE V: CLASS B COMMON STOCK CONVERSION

1. Optional Conversion. Each outstanding share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Class B Common Stock, into one fully-paid, nonassessable share of Class A Common Stock. Before any holder of Class B Common Stock shall be entitled to convert any of such holder’s shares of such Class B Common Stock into shares of Class A Common Stock, such holder shall deliver an instruction, duly signed and authenticated in accordance with any procedures set forth in the Bylaws of the Company or any policies of the Company then in effect, at the principal corporate office of the Company or of any transfer agent for the Class B Common Stock, and shall give written notice to the Company at its principal corporate office of such holder’s election to convert the same and shall state therein the name or names in which the shares of Class A Common Stock issuable on conversion thereof are to be registered on the books of the Company. The Company shall, as soon as practicable thereafter, register on the Company’s books ownership of the number of shares of Class A Common Stock to which such record holder of Class B Common Stock, or to which the nominee or nominees of such record holder, shall be entitled as aforesaid. Such conversion shall be deemed to have occurred immediately prior to the close of business at the principal corporate office of the Company on the date such notice of the election to convert is received by the Company, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

2. Automatic Conversion. Each outstanding share of Class B Common Stock shall automatically, without further action by the Company or the holder thereof, be converted into one fully-paid, nonassessable share of Class A Common Stock, at the earliest to occur of (i) immediately prior to the close of business at the principal corporate office of the Company on the fifth anniversary of the IPO Closing Date (as defined below), (ii) immediately prior to the close of business at the principal corporate office of the Company on the date on which the outstanding shares of Class B Common Stock represent less than five percent (5%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding, (iii) the date and time, or the occurrence of an event, specified in a written conversion election delivered by KR Sridhar to the Secretary or Chairperson of the Board of Directors of the Company to so convert all shares of Class B Common Stock, or (iv) immediately following the date of the death of KR Sridhar (the first to occur of any of the events referred to in (i), (ii), (iii) and (iv) are referred to herein as a “Class B Common Stock Automatic Conversion Event”). The Company shall provide notice of a Class B Common Stock Automatic Conversion Event pursuant to this Section 5(b) to record holders of such shares of Class B Common Stock as soon as practicable following the Class B Common Stock Automatic Conversion Event. Such notice shall be provided by any means then permitted by the Delaware General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the Class B Common Stock Automatic Conversion Event. Upon and after the Class B Common Stock Automatic Conversion Event, the person registered on the Company’s books as the record holder of the shares of Class B Common Stock so converted immediately prior to the Class B Common Stock Automatic Conversion Event shall be registered on the Company’s books as the record holder of the shares of Class A Common Stock issued upon conversion of such shares of Class B Common Stock, without further action on the part of the record holder thereof. Immediately upon the effectiveness of the Class B Common Stock Automatic Conversion Event, the rights of the holders of shares of Class B Common Stock as such shall cease, and the holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock into which such shares of Class B Common Stock were converted.

3. Conversion on Transfer. On the IPO Closing Date, each share of Class B Common Stock shall automatically, without further action by the Company or the holder thereof, be converted into one fully-paid, nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined below), other than a Permitted Transfer (as defined below), of such share of Class B Common Stock.

4. Policies and Procedures. The Board of Directors may, from time to time, establish such written policies and procedures relating to the conversion of shares of the Class B Common Stock into shares of Class A Common Stock that are not in conflict with applicable law or this Restated Certificate of Incorporation or the Bylaws of the Company as it may deem necessary or advisable. The Company will make such written policies and procedures available to any holder of Class B Common Stock that requests them in a writing delivered to the Secretary of the Company. If the Company has reason to believe that a Transfer that is not a Permitted Transfer has occurred, the Company may request that the transferee and purported transferor furnish affidavits or other evidence to the Company as it reasonably deems necessary to determine whether a Transfer that is not a Permitted Transfer has occurred, and if such transferee and transferor do not within ten (10) days after the date of such request furnish sufficient (as determined by the Board of Directors) evidence to the Company (in the manner provided in the request) to enable the Company to determine that no such Transfer has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the books and records of the Company. In connection with any action of stockholders taken at a meeting or by written consent, the stock ledger of the Company shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any written consent and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

5. Definitions.

(a) “Convertible Security” shall mean a security convertible into or exercisable or exchangeable for either Class B Common Stock or another security that is convertible into or exercisable or exchangeable for Class B Common Stock.

(b) “Family Member” shall mean with respect to any natural person who is a Qualified Stockholder, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Qualified Stockholder. Lineal descendants shall include adopted persons, but only so long as they are adopted while a minor.

(c) “Option” shall mean rights, options, restricted stock units or warrants to subscribe for, purchase or otherwise acquire Class A Common Stock, Class B Common Stock or any Convertible Security.

(d) “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

(e) “Permitted Entity” shall mean with respect to a Qualified Stockholder: (a) a Permitted Trust solely for the benefit of (1) such Qualified Stockholder, (2) one or more Family Members of such Qualified Stockholder, or (3) any other Permitted Entity of such Qualified Stockholder; or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (1) such Qualified Stockholder, (2) one or more Family Members of such Qualified Stockholder, or (3) any other Permitted Entity of such Qualified Stockholder.

(f) “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock, provided that (a) such transferee holds such shares as the record holder and (b) if the Qualified Stockholder or its Family Member or Permitted Entity is a party to a voting agreement entered into between such party and KR Sridhar (or a successor proxyholder designated as set forth therein) (the “Proxy”), such transferee shall have entered into a voting agreement in substantially the same form as such Proxy with the then-current proxyholder, in one of the following transactions:

(i) by a Qualified Stockholder to (A) one or more Family Members of such Qualified Stockholder, (B) any Permitted Entity of such Qualified Stockholder, or (C) to such Qualified Stockholder’s revocable living trust, which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder;

(ii) by a Permitted Entity of a Qualified Stockholder to (A) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, or (B) any other Permitted Entity of such Qualified Stockholder;

(iii) by a Qualified Stockholder that is a partnership, or a nominee for a partnership, to any person or entity that, as of the Public Offering Date (as defined below), was a general or limited partner of such partnership pro rata in accordance with such person’s ownership interest in the partnership and the terms of any applicable partnership or similar agreement binding such partnership as of the Public Offering Date, and any further Transfer by any such general or limited partner that is a partnership or limited liability company to any person or entity that was at such time a general or limited partner or member of such partnership or limited liability company pro rata in accordance with such person’s ownership interest in such partnership or limited liability company and the terms of any applicable partnership or similar agreement binding the partnership or limited liability company as of the Public Offering Date; or

(iv) by a Qualified Stockholder that is a limited liability company, or a nominee for a limited liability company, to any person or entity that, as of the Public Offering Date, was a member of such limited liability company pro rata in accordance with such person’s ownership interest in the company and the terms of any applicable agreement binding such company and its members as of the Public Offering Date, and any further Transfer by any such member that is a partnership or limited liability company to any person or entity that was at such time a general or limited partner or member of such partnership or limited liability company pro rata in accordance with such person’s ownership interest in such partnership or limited liability company and the terms of any applicable partnership or similar agreement binding the partnership or limited liability company as of the Public Offering Date.

(g) “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Permitted Transfer.

(h) “Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Qualified Stockholder, (ii) a Family Member, or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

(i) “Qualified Stockholder” shall mean: (a) the record holder of a share of Class B Common Stock as of the date of the effectiveness of the registration statement filed under the Securities Act relating to a firm commitment underwritten public offering (the “Public Offering Date”); (b) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Company after the Public Offering Date pursuant to the exercise or conversion of any Option or Convertible Security that, in each case, was outstanding as of the Public Offering Date; (c) each natural person who, prior to the Public Offering Date, Transferred shares of capital stock of the Company to a Permitted Entity that is or becomes a Qualified Stockholder; (d) each natural person who Transferred shares of, or equity awards for, Class B Common Stock (including any Option exercisable or Convertible Security exchangeable for or convertible into shares of Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder; and (e) a Permitted Transferee.

(j) “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to an account maintained with a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy, agreement or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 5 of Article V:

(i) the granting of a revocable proxy to officers or directors of the Company at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(ii) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;

(iii) the fact that, as of the Public Offering Date or at any time after the Public Offering Date, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Class B Common Stock (including a Transfer by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order); or

(iv) in connection with a merger or consolidation of the Company with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, that has been approved by the Board of Directors, the entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) that has also been approved in advance by the Board of Directors.

A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Stockholder that is not subject to the Proxy, if, in either case, there occurs a Transfer on a cumulative basis, from and after the Public Offering Date, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the Public Offering Date, holders of voting securities of any such entity or Parent of such entity.

(k) “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

6. Status of Converted Stock. In the event any shares of Class B Common Stock are converted into shares of Class A Common Stock pursuant to this Article V, the shares of Class B Common Stock so converted shall automatically be retired and shall not be reissued by the Company.

7. Effect of Conversion on Payment of Dividends. Notwithstanding anything to the contrary in Sections 1, 2 or 3 of this Article V, if the date on which any share of Class B Common Stock is converted into Class A Common Stock pursuant to the provisions of Sections 1, 2 or 3 of this Article V occurs after the record date for the determination of the holders of Class B Common Stock entitled to receive any dividend or distribution to be paid on the shares of Class B Common Stock but before the payment date of such dividend or distribution, the holder of such shares of Class B Common Stock as of such record date will be entitled to receive such dividend or distribution on such payment date; provided, that, notwithstanding any other provision of this Restated Certificate of Incorporation, to the extent that any such dividend or distribution is payable in shares of Class B Common Stock, rights to acquire shares of Class B Common Stock, securities convertible into or exercisable or exchangeable for shares of Class B Common Stock, or rights to acquire such convertible, exercisable, or exchangeable securities (as the case may be), such dividend or distribution shall be deemed to have been declared, and shall be payable in, shares of Class A Common Stock, rights to acquire shares of Class A Common Stock, securities convertible into or exercisable or exchangeable for shares of Class A Common Stock, or rights to acquire such convertible, exercisable, or exchangeable securities (as the case may be) and no shares of Class B Common Stock, rights to acquire shares of Class B Common Stock, securities convertible into or exercisable or exchangeable for shares of Class B Common Stock, or rights to acquire such convertible, exercisable, or exchangeable securities (as the case may be) shall be issued in payment thereof.

8. Reservation. The Company shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting conversions of shares of Class B Common Stock into Class A Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Company shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable shares. The Company shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

ARTICLE VI: AMENDMENT OF BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Company required by applicable law or by this Restated Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

ARTICLE VII: MATTERS RELATING TO THE BOARD OF DIRECTORS

1. Director Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as otherwise provided by law. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.

2. Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board.

3. Classified Board. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes of the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Company’s first annual meeting of stockholders following the date of the closing of the Company’s initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock to the public (the “IPO Closing Date”), the initial term of office of the Class II directors shall expire at the Company’s second annual meeting of stockholders following the IPO Closing Date, and the initial term of office of the Class III directors shall expire at the Company’s third annual meeting of stockholders following the IPO Closing Date. At each annual meeting of stockholders following the IPO Closing Date, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. In the event of any increase or decrease in the authorized number of directors (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one directorship more than any other class.

4. Term and Removal. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Company given in writing or by any electronic transmission permitted by the Bylaws. Subject to the special rights of the holders of any series of Preferred Stock, no director may be removed from the Board of Directors except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member.

5. Vacancies and Newly Created Directorships. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

6. Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VIII: DIRECTOR LIABILITY

1. Limitation of Liability. To the fullest extent permitted by law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2. Change in Rights. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Company existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE IX: MATTERS RELATING TO STOCKHOLDERS

1. No Action by Written Consent of Stockholders. Subject to the rights of any series of Preferred Stock then outstanding, no action shall be taken by the stockholders of the Company except at a duly called annual or special meeting of stockholders and no action shall be taken by the stockholders of the Company by written consent.

2. Special Meeting of Stockholders. Special meetings of the stockholders of the Company may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer the Lead Independent Director (as defined in the Bylaws) or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, and may not be called by any other person or persons.

3. Advance Notice of Stockholder Nominations and Business Transacted at Special Meetings. Advance notice of stockholder nominations for the election of directors of the Company and of business to be brought by stockholders before any meeting of stockholders of the Company shall be given in the manner provided in the Bylaws. Business transacted at special meetings of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

ARTICLE X: AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

The Company reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of

Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Company required by law or by this Restated Certificate of Incorporation (including any Certificate of Designation), and subject to Sections 1.2 and 2 of Article IV, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Sections 1.2 and 2 of Article IV, Article VI, Article VII, Article VIII, Article IX, this proviso of Article X or Article XI; provided, further, that the affirmative vote of the holders of (a) at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors and (b) at least 80% of the then-outstanding shares of Class B common stock entitled to vote generally in the election of directors shall be required to amend or repeal, or adopt any provision inconsistent with Section 3 of Article IV, Article V or this proviso of this Article X.

ARTICLE XI: CHOICE OF FORUM

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or the Company’s stockholders; (c) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law, this Restated Certificate of Incorporation or the Bylaws of the Company; (d) any action to interpret, apply, enforce or determine the validity of this Restated Certificate of Incorporation or the Bylaws of the Company; or (e) any action asserting a claim against the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article XI.

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